Certification of Chief Executive Officer.


In connection with the annual report of Optika Inc. (the "Company") on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Mark K. Ruport, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

           3/21/2003                        /s/   Mark K. Ruport
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            (Date)                             Mark K. Ruport
                                     President, Chief Executive Officer
                                                  and Chairman of the Board